PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                    For the Six Months Ended
                                                            June 30,
                                                  -----------------------------
                                                      2006           2005
                                                  -------------   -------------

Net income...................................       $ 243,078      $ 204,677
   Add: Minority interest in income..........          15,887         19,112
   Less: Minority interest in income which do
     not have fixed charges..................          (7,402)        (9,100)
   Less: Equity in earnings of investments...          (6,590)       (10,529)
   Add: Cash distributions from investments..          10,415         11,496
   Less: Impact of discontinued operations...             (63)        (1,196)
                                                  -------------   -------------
Adjusted net income..........................         255,325        214,460
   Interest expense..........................           3,429          3,457
                                                  -------------   -------------
Total earnings available to cover fixed charges     $ 258,754      $ 217,917
                                                  =============   =============
Total fixed charges - interest expense (a)...       $   4,498      $   4,801
                                                  =============   =============
Cumulative preferred stock dividends.........       $  98,991      $  82,560
Preferred partnership unit distributions.....           8,249          8,965
Allocations pursuant to EITF Topic D-42......               -          2,778
                                                  -------------   -------------
Total preferred distributions................       $ 107,240      $  94,303
                                                  =============   =============
Total combined fixed charges and preferred
  stock distributions........................       $ 111,738      $  99,104
                                                  =============   =============
Ratio of earnings to fixed charges...........           57.53x         45.39x
                                                  =============   =============
Ratio of earnings to combined fixed charges..            2.32x          2.20x
                                                  =============   =============



                                                                   For the Year Ended December 31,
                                                    -------------------------------------------------------------------------
                                                        2005           2004            2003           2002            2001
                                                    -----------    --------------  ------------    ------------   -----------
                                                               (Amounts in thousands)
Net income...................................        $ 456,393       $ 366,213      $ 336,653       $ 318,738      $ 324,208
   Add: Minority interest in income..........           32,651          49,913         43,703          44,087         46,015
   Less: Minority interest in income which do
     not have fixed charges..................          (15,161)        (17,099)       (13,610)        (14,307)       (11,243)
   Less: Equity in earnings of investments...          (24,883)        (22,564)       (24,966)        (29,888)       (38,542)
   Add: Cash distributions from investments..           23,112          20,961         17,754          19,496         24,124
   Less: Impact of discontinued operations...           (6,572)            726         (4,077)         11,613          1,401
                                                    -----------    --------------  ------------    ------------   -----------
Adjusted net income..........................          465,540         398,150        355,457         349,739        345,963
   Interest expense..........................            8,216             760          1,121           3,809          3,227
                                                    -----------    --------------  ------------    ------------   -----------
Total earnings available to cover fixed charges      $ 473,756       $ 398,910      $ 356,578       $ 353,548      $ 349,190
                                                    ===========    ==============  ============    ============   ===========
Total fixed charges - interest expense (a)...        $  11,036       $   4,377      $   7,131       $  10,322      $  12,219
                                                    ===========    ==============  ============    ============   ===========
Cumulative preferred stock dividends.........        $ 173,017       $ 157,925      $ 146,196       $ 148,926      $ 117,979
Preferred partnership unit distributions.....           16,147          30,423         26,906          26,906         31,737
Allocations pursuant to EITF Topic D-42......            8,412          10,787          7,120           6,888         14,835
                                                    -----------    --------------  ------------    ------------   -----------
Total preferred distributions................        $ 197,576       $ 199,135      $ 180,222       $ 182,720      $ 164,551
                                                    ===========    ==============  ============    ============   ===========
Total combined fixed charges and preferred
  stock distributions........................        $ 208,612       $ 203,512      $ 187,353       $ 193,042      $ 176,770
                                                    ===========    ==============  ============    ============   ===========
Ratio of earnings to fixed charges...........            42.93x          91.14x         50.00x          34.25x         28.58x
                                                    ===========    ==============  ============    ============   ===========
Ratio of earnings to combined fixed charges..             2.27x           1.96x          1.90x           1.83x          1.98x
                                                    ===========    ==============  ============    ============   ===========

                                   Exhibit 12

                             PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

SUPPLEMENTAL   DISCLOSURE  OF  RATIO  OF  EARNINGS   BEFORE   INTEREST,   TAXES,
DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):


                                                    For the Six Months Ended
                                                            June 30,
                                                   ---------------------------
                                                      2006           2005
                                                   ------------  -------------

Net Income...................................       $ 243,078      $ 204,677
Add - Depreciation and amortization (including
discontinued operations).....................          98,716         96,287
Less - Depreciation allocated to minority
interests....................................            (628)        (2,543)
Add - Depreciation included in equity in
  earnings of real estate entities...........          18,720         17,443
Add - Minority interest - preferred .........           8,249          9,839
Add - Interest expense ......................           3,429          3,457
                                                   ------------  -------------
EBITDA available to cover fixed charges (b)..       $ 371,564      $ 329,160
                                                   ============  =============
Total fixed charges - interest expense (a)...       $   4,498      $   4,801
                                                   ============  =============
Preferred stock dividends....................       $  98,991      $  82,560
Preferred partnership unit distributions.....           8,249          8,965
   Allocations pursuant to EITF Topic D-42...               -          2,778
                                                   ------------  -------------
Total preferred distributions................       $ 107,240      $  94,303
                                                   ============  =============
Total combined fixed charges and preferred
  stock distributions........................       $ 111,738      $  99,104
                                                   ============  =============
Ratio of EBITDA to fixed charges.............           82.61x         68.56x
                                                   ============  =============
Ratio of EBITDA to combined fixed charges and
  preferred stock distributions..............            3.33x          3.32x
                                                   ============  =============



                                                                         For the Year Ended December 31,
                                                     ---------------------------------------------------------------------------
                                                          2005           2004            2003           2002            2001
                                                     ------------    ------------   -------------   -------------   ------------
                                                                 (Amounts in thousands)
Net Income...................................          $ 456,393       $ 366,213      $ 336,653       $ 318,738      $ 324,208
Add - Depreciation and amortization (including
discontinued operations).....................            196,485         184,345        188,003         181,648        168,061
Less - Depreciation allocated to minority
interests....................................             (3,403)         (6,046)        (6,328)         (8,087)        (7,847)
Add - Depreciation included in equity in
  earnings of real estate entities...........             35,425          33,720         27,753          27,078         25,096
Add - Minority interest - preferred .........             17,021          32,486         26,906          26,906         31,737
Add - Interest expense ......................              8,216             760          1,121           3,809          3,227
                                                     ------------    ------------   -------------   -------------   ------------
EBITDA available to cover fixed charges (b)..          $ 710,137       $ 611,478      $ 574,108       $ 550,092      $ 544,482
                                                     ============    ============   =============   =============   ============
Total fixed charges - interest expense (a)...          $  11,036       $   4,377      $   7,131       $  10,322      $  12,219
                                                     ============    ============   =============   =============   ============
Preferred stock dividends....................          $ 173,017       $ 157,925       $146,196        $148,926      $ 117,979
Preferred partnership unit distributions.....             16,147          30,423         26,906          26,906         31,737
   Allocations pursuant to EITF Topic D-42...              8,412          10,787          7,120           6,888         14,835
                                                     ------------    ------------   -------------   -------------   ------------
Total preferred distributions................          $ 197,576       $ 199,135      $ 180,222       $ 182,720      $ 164,551
                                                     ============    ============   =============   =============   ============
Total combined fixed charges and preferred
  stock distributions........................          $ 208,612       $ 203,512      $ 187,353       $ 193,042      $ 176,770
                                                     ============    ============   =============   =============   ============
Ratio of EBITDA to fixed charges.............              64.35x         139.70x         80.51x          53.29x         44.56x
                                                     ============    ============   =============   =============   ============
Ratio of EBITDA to combined fixed charges and
  preferred stock distributions..............               3.40x           3.00x          3.06x           2.85x          3.08x
                                                     ============    ============   =============   =============   ============



(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

                                   Exhibit 12